Exhibit 10.5

Pledge Agreement

This Pledge Agreement (this “Agreement”) is dated as of April 29, 2010, between CTI Industries Corporation, an Illinois corporation (the “Pledgor”), and Harris N.A., a national banking association (the “Secured Party”), in connection with the Credit Agreement described below.

Preliminary Statement

A.           The Pledgor has requested that the Secured Party from time to time extend credit or otherwise make financial accommodations available to or for the account of the Pledgor, including, without limitation, pursuant to the terms of that certain Credit Agreement dated as of April 29, 2010, between the Pledgor and the Secured Party, as the same may from time to time be amended, modified or restated (the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Credit Agreement).
B.           As a condition to extending credit or otherwise making financial accommodations available to or for the account of the Pledgor, the Secured Party requires, among other things, that the Pledgor pledge and assign to the Secured Party and grant to the Secured Party a security interest in all of the Pledged Collateral (as defined below), whether now owned or hereafter acquired, to secure prompt payment and full performance of the Secured Obligations (as defined below).
Now, Therefore, in consideration of the benefits accruing to the Pledgor, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.       DEFINITIONS

As used herein, the following terms have the meanings set forth below:

Pledged Collateral:  collectively, (a) those certain shares of capital stock or other equity interests owned beneficially and, if applicable, of record by the Pledgor listed on Schedule I attached hereto and made a part hereof (provided that the Pledged Collateral shall not include more than 65% of any voting capital stock or other voting equity interests of foreign issuers owned beneficially and, if applicable, of record by the Pledgor), and all cash, dividends, other securities, instruments, rights, and other property at any time and from time to time received or receivable in respect thereof or in exchange for all or any part thereof, including without limitation, dividends, distributions, warrants, profits, rights to subscribe, rights to return of its contribution, conversion rights, liquidating dividends, and other rights (subject to Section 6.1 below); (b) all other property hereafter delivered to the Secured Party (or any agent or bailee holding on behalf of the Secured Party) by the Pledgor in substitution for or in addition to any of the foregoing, and all certificates and instruments representing or evidencing such other property and all cash, dividends, other securities, instruments, rights, and other property at any time and from time to time received or receivable in respect thereof or in exchange for all or any part thereof, including without limitation, dividends, distributions, warrants, profits, rights to subscribe, conversion rights, liquidating dividends, and other rights; and (c) all proceeds of all of the foregoing.

Secured Obligations: (a) any and all indebtedness, obligations and liabilities of whatsoever kind and nature of the Pledgor to the Secured Party (whether arising before or after the filing of a petition in bankruptcy), whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever held, evidenced or acquired, and whether several, joint or joint and several; and (b) any and all expenses and charges, legal or otherwise, suffered or incurred by the Secured Party in collecting or enforcing any of such indebtedness, obligations or liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby.

SECTION 2.          PLEDGED COLLATERAL

2.1.           Pledge of Collateral.  The Pledgor hereby pledges and assigns to the Secured Party and grants to the Secured Party a security interest in all of the Pledged Collateral, whether now owned or hereafter acquired, to secure prompt payment and full performance of the Secured Obligations.

2.2.           Delivery of Certificates. All certificates or instruments representing or evidencing the Pledged Collateral must be delivered to and held by or on behalf of the Secured Party pursuant to this Agreement and must be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party.  The Secured Party has the right, at any time after an Event of Default (as defined herein) has occurred and is continuing, in its reasonable discretion and without notice to the Pledgor, to transfer to or to register any or all of the Pledged Collateral in the name of the Secured Party or any of its nominees.  In addition, the Secured Party has the right at any time to exchange certificates or instruments representing or evidencing any or all of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

2.3.           Dividends and Replacement Stock.  Except as provided in Section 6.1 below, in the event that the Pledgor receives any cash, dividends, other securities, instruments, rights, or other property at any time and from time to time received or receivable in respect of any of the Pledged Collateral, or in exchange for all or any part thereof, including without limitation, dividends, distributions, warrants, profits, rights to subscribe, conversion rights, liquidating dividends, and other rights, the Pledgor acknowledge that the same will be received IN TRUST for the Secured Party and will immediately deliver the same to the Secured Party in original form of receipt, together with any stock or bond powers, assignments, endorsements, or other documents or instruments as the Secured Party may request to establish, protect, or perfect the Secured Party’s interest in respect of such Pledged Collateral.

SECTION 3.          REPRESENTATIONS AND WARRANTIES

3.1.           General Representations and Warranties.  To induce the Secured Party to enter into the Credit Agreement and the other Loan Documents, the Pledgor represents and warrants that:

3.1.1.      Ownership of Pledged Collateral.  The Pledgor is the sole legal, beneficial, and, if applicable, record owner of the Pledged Collateral (or, in the case of after-acquired Pledged Collateral, will be the sole such owner thereof), having good and marketable title thereto, free of all liens, security interests, encumbrances, or claims of any kind other than those in favor of the Secured Party under this Agreement.

3.1.2.      Securities Act.  All capital stock or other equity interests constituting Pledged Collateral: (a) have been duly and validly issued in compliance with (or pursuant to a valid exception from) all applicable laws (including without limitation, if applicable, the Securities Act of 1933, as amended (the “Securities Act”)); (b) if applicable, are fully paid, non-assessable, and free of preemptive rights; (c) are not subject to any restrictions upon the voting rights or upon the transfer thereof other than the Securities Act, any applicable “blue sky” laws or other similar foreign laws (if applicable); (d) constitute (i) all capital stock or other equity interests of the domestic issuers, if any, of the Pledged Collateral owned beneficially and of record by the Pledgor and (ii) no more than 65% of the voting capital stock or other voting equity interests of the foreign issuers of the Pledged Collateral; and (e) include the percentages of the issued and outstanding capital stock or other equity interests as set forth on Schedule I attached hereto.

3.1.3.      Representations and Warranties in Credit Agreement and Security Agreement Incorporated. Without limiting any of the foregoing representations and warranties, the Pledgor represents and warrants that each of the representations and warranties set forth in the Credit Agreement and in the Security Agreement are true, correct, and complete as written.

3.2.           Complete Disclosure.  No Loan Document contains any untrue statement of a material fact regarding the Pledgor or its properties, nor fails to disclose any material fact regarding the Pledgor or its properties necessary to make the statements contained therein not materially misleading.  There is no fact or circumstance that the Pledgor has failed to disclose to the Secured Party in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 4.         COVENANTS

4.1.           Covenants of Pledgor.  Until all of the Secured Obligations, both for principal and interest, have been fully paid and satisfied and all agreements of the Secured Party to extend credit to or for the account of the Pledgor have expired or otherwise have been terminated, the Pledgor shall:

4.1.1.      Protect Pledged Collateral.  Preserve and protect the Pledged Collateral.

4.1.2.      No Liens.  Not create, incur, assume, or permit to exist any liens, encumbrances, security interests, levies, assessments, or charges on or in any of the Pledged Collateral, except liens permitted by the Loan Documents.

4.1.3.      No Sales.  Not sell, encumber, or otherwise dispose of or transfer any Pledged Collateral, or any right or interest therein and will: (a) cause the issuer(s) of the Pledged Collateral not to issue any other voting stock in addition to or in substitution for the Pledged Collateral, except to the Pledgor, or in connection with outstanding stock options or with the prior written consent of the Secured Party; and (b) pledge hereunder, immediately upon the Pledgor’s acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of the issuers of the Pledged Collateral.

4.1.4.      Defend Title.  Appear in and defend, at the Pledgor’s own expense, any action or proceeding that may affect the Pledgor’s title to or the Secured Party’s interest in the Pledged Collateral.

4.1.5.      Taxes on Pledged Collateral.  Promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed on the Pledgor or any of the Pledged Collateral before the same become delinquent.

4.1.6.      Further Assurances.  Procure or execute and deliver, from time to time, in form and substance satisfactory to the Secured Party, any stock powers, bond powers, endorsements, assignments, financing statements, estoppel certificates, or other writings deemed necessary or appropriate by the Secured Party to perfect, maintain, or protect the Secured Party’s security interest in the Pledged Collateral and the priority thereof, and take such other action and deliver such other documents, instruments, and agreements pertaining to the Pledged Collateral as the Secured Party may reasonably request to effectuate the intent of this Agreement.

4.1.7.      Advances.  If the Secured Party gives value to enable the Pledgor to acquire rights in or use of any Pledged Collateral, use such value only for such purpose.

4.1.8.      Records and Other Information. Keep separate, accurate, and complete records of the Pledged Collateral and provide the Secured Party with access thereto with the right to make extracts therefrom and provide the Secured Party with such other information pertaining to the Pledged Collateral as the Secured Party may reasonably request from time to time.

SECTION 5.          AUTHORIZED ACTION BY THE SECURED PARTY

5.1.           Attorney-in-Fact.  The Pledgor hereby irrevocably appoints the Secured Party as its attorney-in-fact to do (but the Secured Party shall not be obligated to and shall not incur any liability to the Pledgor or any third party for failure to do) any act that the Pledgor is obligated by this Agreement to do, and (subject to Section 6.1 below) to exercise such rights and powers as the Pledgor might exercise with respect to the Pledged Collateral, including without limitation, the right to:

(a)  Collect by legal proceedings or otherwise and endorse, receive, and receipt for all payments, proceeds and other sums and property now or hereafter payable on or in respect of proceeds, and other sums and property now or hereafter payable on or in respect of the Pledged Collateral, including dividends, profits, and interest payments;

(b)  Enter into any extension, reorganization, deposit, merger, or consolidation agreement or other agreement pertaining to any of the Pledged Collateral, and in connection therewith, to: (i) deposit or surrender control of the Pledged Collateral thereunder; (ii) accept other property in exchange therefor; and (iii) do and perform such acts and things as the Secured Party may deem proper; and any money or property secured in exchange therefor will be applied to the Secured Obligations or held by the Secured Party pursuant to the provisions of this Agreement;

(c)  Protect and preserve the Pledged Collateral;

(d)  Transfer the Pledged Collateral to its own or its nominee’s name; and

(e)  Make any compromise, settlement, or adjustment, and take any action the Secured Party deems advisable, with respect to the Pledged Collateral.

5.2.           Reimbursement. The Pledgor agrees to reimburse the Secured Party upon demand for any costs and reasonable expenses, including attorneys’ fees, that the Secured Party may incur while acting as the Pledgor’s attorney-in-fact under this Agreement, all of which costs and expenses are included in the Secured Obligations and are payable upon demand.  It is further agreed and understood between the parties hereto that such care as the Secured Party gives to the safekeeping of its own property of like kind constitutes reasonable care of the Pledged Collateral when in the Secured Party’s possession; provided, however, that the Secured Party will not be required to make any presentment, demand, or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Secured Obligations or with respect to the Pledged Collateral.

5.3.           Irrevocable Interests.  All the foregoing powers authorized in this Section 5, being coupled with an interest, are irrevocable so long as any of the Secured Obligations are outstanding.

SECTION 6.        TRANSFER, VOTING, DIVIDENDS, ETC.

6.1.         Prior to Event of Default.  Notwithstanding any other provision of this Agreement, so long as no Event of Default (as defined herein) has occurred and is continuing:

(a)  The Pledgor is entitled to exercise all voting powers pertaining to all shares of stock and other securities constituting the Pledged Collateral for all purposes not inconsistent with the terms of this Agreement;

(b)  The Pledgor is entitled to receive and retain all dividends (other than shares of stock or liquidating dividends) and all interest payments payable in respect of the Pledged Collateral; provided, that such dividends or interest payments are permitted by the terms of the Credit Agreement and the other Loan Documents; and provided, further, however, that all shares of stock or property representing shares of stock or liquidating dividends or a distribution or return of capital upon or in respect of the shares of stock constituting the Pledged Collateral or resulting from a split-up, revision, or reclassification of the Pledged Collateral or received in exchange therefor, as a result of a merger, consolidation, or otherwise, must be paid or transferred directly to the Secured Party immediately upon receipt thereof by the Pledgor and be retained by the Secured Party as Pledged Collateral hereunder; and

(c)  In order to permit the Pledgor to exercise such voting powers and to receive such dividends, the Secured Party will, if necessary and upon the written request of the Pledgor, from time to time, execute and deliver to the Pledgor appropriate proxies.

6.2.         During Event of Default.  If any Event of Default (as defined herein) has occurred and while the same is continuing:

(a)           The Secured Party or its nominee or nominees may, if the Secured Party so elects by written notice to the Pledgor, have the sole and exclusive right to exercise all voting powers pertaining to the shares of stock constituting Pledged Collateral, and may exercise such powers in such manner as the Secured Party may elect, and the Pledgor hereby grants the Secured Party an irrevocable proxy, coupled with an interest, to vote such shares of stock; provided, however, that such proxy will terminate upon termination of the Secured Party’s security interest in the Pledged Collateral; and

(b)           All dividends and other distributions and profits made upon or in respect of the Pledged Collateral and all interest payments must be paid directly to and be retained by the Secured Party as Pledged Collateral hereunder (or applied to the Secured Obligations, consistent with the terms of the Credit Agreement and the Security Agreement).

SECTION 7.        DEFAULT AND REMEDIES

7.1.         Events of Default.  Any “Event of Default” as defined in the Credit Agreement shall be an “Event of Default” hereunder.

7.2.         Remedies upon Default.  If an Event of Default described in Section 9.1(j) of the Credit Agreement occurs with respect to the Pledgor, then to the extent permitted by applicable law, all Secured Obligations shall become automatically due and payable by the Pledgor, without any action by the Secured Party or notice of any kind.  In addition, or if any other Event of Default exists, the Secured Party may in its discretion do any one or more of the following from time to time (upon such notice to the Pledgor as may be required by applicable law after giving effect to the agreements and waivers contained herein):

(a)           declare any Secured Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest, or notice of any kind, including notice of intent to accelerate and notice of acceleration, all of which are hereby waived by the Pledgor to the fullest extent permitted by law;

(b)           settle, compromise, or release, on terms acceptable to the Secured Party, in whole or in part, any amounts owing on the Pledged Collateral, and to extend the time of payment, in the Secured Party’s name or in the name of the Pledgor, in respect thereof;

(c)           apply to the payment of the Secured Obligations, or collect the Pledged Collateral, notwithstanding any forfeiture of interest or loss of other rights of the Pledgor against any obligor on the Pledged Collateral resulting from such action;

(d)           sell or otherwise dispose of all or any part of the Pledged Collateral in accordance with applicable law, either at public or private sale, on any broker’s board or securities exchange, in lots or in bulk, for cash, on credit, or otherwise, with or without representations or warranties, and upon such terms as are acceptable to the Secured Party; and

(e)           exercise any other default rights or remedies afforded under the Credit Agreement, any other Loan Document, or any other agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the Uniform Commercial Code of the State of Illinois as in effect from time to time.

7.3.        Application of Proceeds.  The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Pledged Collateral will be applied first to the expenses (including all attorneys’ fees) of holding, storing, preparing for sale, selling, collecting, liquidating, and the like, including any brokerage commissions and stamp or transfer taxes, and then to the satisfaction of all Secured Obligations, application as to any particular obligation or indebtedness or against principal or interest to be in the Secured Party’s absolute discretion.

7.4.        Securities Act.  If by reason of any prohibition contained in the Securities Act, as now or hereafter in effect, or in applicable Illinois or other state securities laws, as now or hereafter in effect, or in any rules or regulations pertaining to any of the foregoing laws, the Secured Party believes in its sole judgment that it is compelled to resort to one or more private sales of shares of stock constituting Pledged Collateral to a single purchaser or a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof, the Pledgor acknowledges and agrees that private sales of such Pledged Collateral may be held notwithstanding that such sales may be at prices and on other terms less favorable to the Pledgor than if such Pledged Collateral were sold at public sale.  The Pledgor further agrees that the Secured Party has no obligation to delay the sale of any such Pledged Collateral for the period of time necessary to permit registration of the Pledged Collateral, even if the issuer thereof would, or should, agree to register such Pledged Collateral for public sale under applicable securities laws.  The Pledgor specifically agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a “commercially reasonable” manner.

7.5.        Duty of Secured Party.  The Secured Party is not under any duty or obligation whatsoever to collect any dividends, interest, profits, or other payments due or accruing in respect of the Pledged Collateral or to take any action to preserve rights in connection with any Pledged Collateral, including without limitation, making or giving any presentment, demands for performance, notices of non-performance, protests, notices of protest, or notices of dishonor in connection with any Pledged Collateral.

7.6.        Return; Acquittance.  The Secured Party may deliver any Pledged Collateral to the Pledgor at any time and the receipt thereof by the Pledgor will be a complete and full acquittance in respect of the Pledged Collateral so delivered, and the Secured Party will thereafter be discharged from any liability or responsibility therefor.

7.7.        Remedies Cumulative; No Waiver.

7.7.1.       Cumulative Rights.  All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of the Pledgor contained in the Loan Documents are cumulative and not in derogation or substitution of each other.  In particular, the rights and remedies of the Secured Party are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that the Secured Party may have, whether under any agreement, by law, at equity, or otherwise.

7.7.2.       Waivers.  The failure or delay of the Secured Party to require strict performance by the Pledgor with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Pledged Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing.  All rights and remedies shall continue in full force and effect until all of the Secured Obligations, both for principal and interest, have been fully paid and satisfied and all agreements of the Secured Party to extend credit to or for the account of the Pledgor have expired or otherwise have been terminated.  No modification of any terms of any Loan Documents (including any waiver thereof) shall be effective, unless such modification is specifically provided in a writing directed to the Pledgor and executed by the Secured Party, and such modification shall be applicable only to the matter specified.  No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default that may exist at such time, unless expressly stated.  If the Secured Party accepts performance by the Pledgor under any Loan Document in a manner other than that specified therein, or during any Default or Event of Default, or if the Secured Party shall delay or exercise any right or remedy under any Loan Document, such acceptance, delay, or exercise shall not operate to waive any Default or Event of Default nor to preclude exercise of any other right or remedy.

SECTION 8.        MISCELLANEOUS

8.1.         Successors and Assigns.  All of the rights, privileges, remedies and options given to the Secured Party hereunder shall inure to the benefit of its successors and assigns, and all the terms, conditions, covenants, agreements, representations and warranties of and in this Agreement shall bind the Pledgor and its legal representatives, successors and assigns, provided that the Pledgor may not assign its rights or delegate its duties hereunder without the Secured Party’s prior written consent.

8.2.         Notices and Communications.  Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below (or, if no such address is set forth below, at the address of the Pledgor as shown on the records of the Secured Party), or such other address or telecopier number as such party may hereafter specify by notice to the other given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt.  Notices hereunder shall be addressed:

to the Pledgor at:	to the Secured Party at:

CTI Industries Corporation	Harris N.A.
22160 North Pepper Road	111 West Monroe Street – 5W
Barrington, Illinois 60010	Chicago, Illinois 60603
Attention: Stephen M. Merrick	Attention: Timothy J. Moran
Telephone: (847) 620-1308	Telephone: (312) 461-2633
Facsimile: _______________________	Facsimile: (312) 502-3922

with a copy to:	with a copy to:

Vanasco, Genelly & Miller	McGuireWoods LLP
33 North LaSalle Street, Suite 2200	77 West Wacker Drive, Suite 4100
Chicago, Illinois 60602	Chicago, Illinois 60601
Attention: Gerald Miller	Attention: Arthur B. Muir
Telephone: (312) 786-5100	Telephone: (312) 750-3595
Facsimile: (312) 786-5111	Facsimile: (312) 698-4568

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section.

8.3.         Performance of Secured Obligations.  The Secured Party may, in its discretion at any time and from time to time, at the Pledgor’s expense, pay any amount or do any act required of the Pledgor hereunder or otherwise lawfully requested by the Secured Party to (a) enforce any Loan Document or collect any Secured Obligations; (b) protect, insure, maintain, or realize upon any Pledged Collateral; or (c) defend or maintain the validity or priority of the Secured Party’s Liens in any Pledged Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs, and expenses (including extraordinary expenses) of the Secured Party under this Section shall be reimbursed to the Secured Party by the Pledgor, on demand, with interest from the date incurred to the date of payment thereof at the rate of interest applicable to Base Rate Portions during the existence of any Event of Default.  Any payment made or action taken by the Secured Party under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

8.4.         Severability.  In the event and to the extent that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall to such extent be construed as not containing such provision, but only as to such locations where such law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

8.5.         Cumulative Effect; Conflict of Terms.  The provisions of this Agreement and the other the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations, tests, or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

8.6.         Counterparts.  This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.  The Pledgor acknowledges that this Agreement is and shall be effective upon its execution and delivery by the Pledgor to the Secured Party, and it shall not be necessary for the Secured Party to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

8.7.         Entire Agreement.  Time is of the essence of the Loan Documents.  The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

8.8.         Governing Law.  This Agreement shall be deemed to have been made in the State of Illinois and shall be governed by, and construed in accordance with, the laws of the State of Illinois.  Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

8.9.         Consent to Forum; Waivers.  The Pledgor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Pledgor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  The Pledgor and the Secured Party each hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

8.10.       Advice of Counsel.  The Pledgor acknowledges that it has either obtained the advice of counsel or has had the opportunity to obtain such advice in connection with the terms and provisions of this Agreement.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois, as of the date and year first above written.

CTI Industries Corporation

By:	/s/ Stephen M. Merrick
Executive Vice-President and Chief Financial Officer

Harris N.A.

By:	/s/ Timothy J. Moran
Senior Vice-President

SCHEDULE I

Issuer and Jurisdiction of its Organization	Class of Equity	Certificate No(s).	Number of Shares/Units	% of Outstanding Equity
Flexo Universal, S.A. de C.V. (Mexico)	Series A	*	32,500	65%

Flexo Universal, S.A. de C.V. (Mexico)	Series B	2	1,480,400	97.9%

*  To be provided post-closing.